UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2021

CAPSTONE TURBINE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-15957	95-4180883
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16640 Stagg Street,
Van Nuys, California		91406
(Address of principal executive offices)		(Zip Code)

(818) 734-5300

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	CPST	NASDAQ Capital Market
Series B Junior Participating Preferred Stock Purchase Rights

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 2.02Results of Operations and Financial Condition

On April 12, 2021, Capstone Turbine Corporation (the “Company”) issued a press release announcing certain preliminary financial results for its fiscal year 2021 ended March 31, 2021. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in Item 2.02 in this Current Report on Form 8-K (including Exhibit 99.1) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended(the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such a filing and provided that the following statements in this Item 2.02 shall be deemed incorporated by reference into the Company’s filings under the Securities Act.

As previously disclosed and as disclosed in the press release, during the quarter ended March 31, 2021, the Company received a legal settlement in the amount of $5.0 million arising out of claims pursued in confidential arbitration with a former strategic parts supplier.  Also as disclosed in the press release, the Company incurred legal expenses as a result of this matter totaling approximately $0.3 million for the three months ended March 31, 2021 and $0.7 million for the fiscal year ended March 31, 2021, and is establishing a reserve, expected to be in the amount of approximately $5.0 million, to replace high-risk parts in fielded units affected by sub-optimal parts initially provided by the former strategic parts supplier.

Caution Regarding Preliminary Unaudited Results

The foregoing financial data as of, and for the quarter ended, March 31, 2021 presented in this Current Report on Form 8-K and in the press release is preliminary and is based upon the most current information available to management.  The Company's actual results and financial condition may differ from this preliminary financial data due to the completion of year end closing procedures, audit-related and other adjustments and other developments. Furthermore, the Company’s independent registered public accounting firm has not audited, reviewed or performed other procedures with respect to such preliminary financial data, and an audit, review or other procedures could result in changes to the preliminary data presented.  This preliminary financial data should not be viewed as a substitute for full financial statements prepared in accordance with GAAP and is not necessarily indicative of the results to be achieved for any future period.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Press Release of Capstone Turbine Corporation, dated April 12, 2021, containing certain preliminary financial information for the fiscal year ended March 31, 2021 (furnished herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSTONE TURBINE CORPORATION

Date: April 12, 2021	By:	/s/ Frederick S. Hencken III
Name: Frederick S. Hencken III
Title: Chief Financial Officer (Principal Financial Officer)